As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vox Royalty Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada	N/A
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300,

TD Bank Tower Box 48,

Toronto, Ontario Canada M5K 1E6

Telephone number: (345) 815-3939

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vox Royalty Corp. 2023 Omnibus Long-Term Incentive Plan

Vox Royalty Corp. 2020 Omnibus Long-Term Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone number: 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Matlin, Esq. David A. Bartz, Esq. K&L Gates LLP 599 Lexington Avenue New York, NY 10022 (212) 536-3900	Eva Bellissimo McCarthy Tétrault LLP Suite 5300, TD Bank Tower Box 48, 66 Wellington Street West Toronto, Ontario Canada M5K 1E6 (416) 362-1812

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Vox Royalty Corp. (the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 2,518,376 common shares, without par value, of the Company (“Common Shares”) underlying options, restricted share units, and performance share units previously granted under the Vox Royalty Corp. 2020 Omnibus Long-Term Incentive Plan (the “2020 Plan”); (ii) 24,582 Common Shares underlying options, deferred share units, restricted share units, and performance share units previously granted under the Vox Royalty Corp. 2023 Omnibus Long-Term Incentive Plan (the “2023 Plan” and, together with the 2020 Plan, the “Plans”); and (iii) up to 4,855,062 Common Shares issuable pursuant to the 2023 Plan.

This Registration Statement also includes a prospectus (the “reoffer prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. The reoffer prospectus may be used for the reoffer and resale of certain Common Shares on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act and the rules and regulations promulgated thereunder, by certain shareholders of the Company that are our current directors and officers identified in the reoffer prospectus (the “Selling Shareholders”). The reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Common Shares, and the actual number of Common Shares offered and sold will be determined from time to time by each Selling Shareholder in his or her sole discretion.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by this Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the U.S. Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

VOX ROYALTY CORP.

1,817,111 Common Shares

Offered by the Selling Shareholders

This reoffer prospectus relates to an aggregate of 1,817,111 common shares, without par value, of the Company (“Common Shares”) of Vox Royalty Corp. (the “Company”, “Vox”, “we”, “us”, and “our”), which may be offered from time to time by certain shareholders of the Company that are our current directors and officers named herein (the “Selling Shareholders”) for their own accounts (such Common Shares, the “Shares”). The Shares have been or will be issued pursuant to options, restricted share units or performance share units granted to the Selling Shareholders pursuant to the Vox Royalty Corp. 2020 Omnibus Long-Term Incentive Plan (the “2020 Plan”) and the Vox Royalty Corp. 2023 Omnibus Long-Term Incentive Plan (the “2023 Plan” and, together with the 2020 Plan, the “Plans”) prior to the filing of this Registration Statement on Form S-8 (this “Registration Statement”). We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder in his or her sole discretion.

The Selling Shareholders may sell the Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at market price at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement to this Registration Statement. We provide more information about how the Selling Shareholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders will be borne by us.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this reoffer prospectus, which supplement may also add, update or change any of the information contained in this reoffer prospectus. To the extent there is a conflict between the information contained in this reoffer prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this reoffer prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Our Common Shares are listed on The Nasdaq Capital Market (“Nasdaq”) and on the Toronto Stock Exchange (“TSX”) under the symbol “VOXR.” On November 8, 2023, the last reported sale price for our Common Shares on Nasdaq and the TSX was $2.00 per share and C$2.75 per share, respectively.

Investing in our Common Shares involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this reoffer prospectus. You should carefully read and consider these risk factors before you invest in our Common Share.

The U.S. Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts, or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because the Company is incorporated in Canada, most of the officers and directors and most of the experts named in this reoffer prospectus are not residents of the United States, and many of our assets and all or a substantial portion of the assets of such persons are located outside of the United States.

The date of this reoffer prospectus is November 9, 2023.

i

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this reoffer prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this reoffer prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates, regardless of the time of delivery of this reoffer prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since such dates.

ii

PROSPECTUS SUMMARY

The Company

Overview

Vox is a returns focused mining royalty company with a portfolio of over 60 royalties and streams spanning seven jurisdictions (Australia, Canada, the United States, Brazil, Peru, Mexico, and South Africa). The Company was established in 2014 and has since built unique intellectual property, a technically focused transactional team and a global sourcing network that has allowed Vox to target the highest returns on royalty acquisitions in the mining royalty sector. Since the beginning of 2020, Vox has announced over 25 separate transactions to acquire over 50 royalties.

Vox operates a unique business model within the royalty and streaming space, which it believes offers it a competitive advantage. Of these advantages, some are inherent to the Company’s business model, such as the diverse approach to finding global royalties providing it with a broader pipeline of opportunities to act on. Other competitive advantages have been strategically built since the Company’s formation, including its 2020 acquisition of Mineral Royalties Partnership Ltd.’s proprietary royalty database of over 8,500 royalties globally (“MRO”). MRO is not commercially available to the Company’s competitors. MRO virtually integrates global mining royalties with mineral deposits and mining claims, which provides the Company with the first-mover advantage to execute bilateral, non-brokered royalty acquisition transactions, which make up the majority of the historical acquisitions of the Company, in addition to brokered royalty acquisition opportunities available to other mining royalty companies. The Company also has an experienced technical team that consists of mining engineers and geologists who can objectively review the quality of assets and all transaction opportunities.

The Company focuses on accretive acquisitions. As at the date hereof, over 80% of Company’s royalty and streaming assets by royalty count are located in Australia, Canada, and the United States. Further, the Company is prioritizing acquiring royalties on producing or near-term producing assets to complement its high-quality portfolio of exploration and development stage royalties. Specifically, the Company’s portfolio currently includes six producing assets and twenty-seven development stage assets on which a mining study has been completed, or that have potential to be toll-treated via a nearby mill or that may restart production operations after care and maintenance.

Further information regarding the business of the Company is contained in the Company’s Annual Information Form, dated March 14, 2023 (“AIF”), under the headings “General Development of the Business”, “Description of the Business”, “Material Royalty – Wonmunna Iron Ore Project” and “Resource and Reserve Information for Other Producing Assets of the Company” and in the management discussion and analysis of Vox for the nine months ended September 30, 2023 under the headings “Overview”, “Royalty Portfolio Updates” and “Asset Portfolio”, which documents are incorporated by reference in this reoffer prospectus. See “Information Incorporated by Reference”.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Shareholders listed in this reoffer prospectus, of up to an aggregate of 1,817,111 Common Shares, issued to each Selling Shareholder under an option agreement, restricted share unit award agreement or performance share unit award agreement, as applicable, between the Company and the Selling Shareholder. Upon vesting or acquisition of the Shares pursuant to the terms of the award agreements, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the Selling Shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Shareholders will be borne by them. This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder in his or her sole discretion.

Corporate Information

The Company is a corporation existing under the Business Corporations Act (Ontario) (the “OBCA”). The Company’s principal executive office is located at 66 Wellington Street West, Suite 5300, TD Bank Tower Box 48, Toronto, Ontario, Canada M5K 1E6, and the Company’s telephone number is (345) 815-3939.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this reoffer prospectus, including the documents incorporated by reference herein, may be deemed “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of securities laws in the United States (collectively referred to herein as, “forward-looking statements”). All statements in this reoffer prospectus, including the documents incorporated by reference herein, other than statements of historical fact, that address future events, developments or performance that Vox expects to occur including management’s expectations regarding Vox’s growth, results of operations, estimated future revenue, carrying value of assets, requirements for additional capital, mineral reserve and mineral resource estimates, production estimates, production costs and revenue estimates, future demand for and prices of commodities, business prospects and opportunities and outlook on commodities and currency markets are forward-looking statements. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans”, “contemplates”, “anticipates”, “believes”, “intends”, “estimates”, “proposes”, “projects”, “predicts”, “potential”, “scheduled”, “forecasts”, “targets”, “aims”, and similar expressions or variations (including negative variations), or that events or conditions “will”, “would”, “may”, “might”, “could” or “should” occur including, without limitation, the performance of the assets of Vox, the realization of the anticipated benefits deriving from Vox’s investments and transactions, the expected developments at the assets underlying Vox’s royalties and streams and Vox’s ability to seize future opportunities. Although Vox believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, most of which are beyond the control of Vox, and are not guarantees of future performance and actual results may accordingly differ materially from those in forward-looking statements. These statements speak only as of the date hereof. In addition, this reoffer prospectus, including the documents incorporated by reference herein, may contain forward-looking statements attributed to third-party industry sources. Factors that could cause the actual results to differ materially from those in forward-looking statements include, without limitation: the impact of general business and economic conditions; the absence of control over mining operations from which Vox will purchase precious metals or from which it will receive royalty or stream payments, and risks related to those mining operations, including risks related to international operations, government and environmental regulation, delays in mine construction and operations, actual results of mining and current exploration activities, conclusions of economic evaluations and changes in project parameters as plans are refined; problems related to the ability to market precious metals or other metals; industry conditions, including commodity price fluctuations, interest and exchange rate fluctuations; interpretation by government entities of tax laws or the implementation of new tax laws; the volatility of the stock market; competition; risks related to the Company’s dividend policy; epidemics, pandemics or other public health crises, including the global outbreak of the novel coronavirus, geopolitical events and other uncertainties, such as the conflict in Ukraine, and as well as those risk factors discussed in the section entitled “Risk Factors” in Vox’s AIF available at the System for Electronic Document Analysis and Retrieval at www.sedar.com and at the system for Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) at www.sec.gov (as part of Vox’s annual report on Form 40-F for the fiscal year ended December 31, 2022 (the “Form 40-F”)). The forward-looking statements contained in this reoffer prospectus are based upon assumptions management believes to be reasonable, including, without limitation: the ongoing operation of the properties in which Vox holds a royalty, stream or other interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; no material adverse change in the market price of the commodities that underlie the asset portfolio; no adverse development in respect of any significant property in which Vox holds a royalty, stream or other interest; the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production; integration of acquired assets; and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated or intended. Vox cautions that the foregoing list of risk and uncertainties is not exhaustive. Investors and others should carefully consider the above factors as well as the uncertainties they represent and the risk they entail. Vox believes that the assumptions reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this reoffer prospectus should not be unduly relied upon. This reoffer prospectus contains future-orientated information and financial outlook information (collectively, “FOFI”) about the Company’s revenue from royalties, streams and other projects which are subject to the same assumptions, risk factors, limitations and qualifications set forth in the above paragraphs. FOFI contained in this reoffer prospectus was made as of the date of this reoffer prospectus and was provided for the purpose of providing further information about the Company’s anticipated business operations. Vox disclaims any intention or obligation to update or revise any FOFI contained in this reoffer prospectus, whether as a result of new information, future events or otherwise, unless required pursuant to applicable law. FOFI contained in this reoffer prospectus should not be used for the purposes other than for which it is disclosed herein. Investors are cautioned against attributing undue certainty to FOFI.

RISK FACTORS

An investment in our Common Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the Company’s AIF as part of the Company’s Form 40-F available at EDGAR at www.sec.gov, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus. An investment in the Shares is highly speculative and subject to various risks including those risks inherent to the industries in which Vox operates. If any of the events contemplated by these risk factors occurs, Vox’s revenues, business, financial condition, results of operations and prospects could be materially harmed, which could adversely affect the value of the Shares. In addition to the below, discussions of certain risks affecting the Company in connection with its business are provided in the Company’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this reoffer prospectus. Additional risks not presently known to us or that we currently consider immaterial may also materially and adversely affect our revenues, business, financial condition, results of operations and prospects. If any of the events identified in these risks and uncertainties were to actually occur, our business, financial condition or results of operations could be materially harmed.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See the sections titled “Selling Shareholders” and “Plan of Distribution” described below.

MARKETS

Our Common Shares are listed on Nasdaq and on the TSX under the symbol “VOXR.”

SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale of the Shares that have been issued or that may be issued in the future to the Selling Shareholders listed below under the Plans, which shares comprise “restricted securities” and/or “control securities” within the meaning of Form S-8.

The following table identifies the Selling Shareholders and indicates (i) the nature of any material relationship that each such Selling Shareholder has had with us for the past three years, (ii) the number of Shares held by each Selling Shareholder, (iii) the amount of Shares to be offered for each of the Selling Shareholder’s account, and (iv) the number of Shares and percentage of outstanding Common Shares to be owned by each Selling Shareholder after the sale of the Shares offered by them pursuant to this offering. The Selling Shareholders are not obligated to sell the Shares offered in this reoffer prospectus and may choose not to sell any of the Shares or only a part of the Shares that they receive.

The information provided in the following table with respect to the Selling Shareholders has been obtained from each of the Selling Shareholders. Because the Selling Shareholders may offer and sell all or only some portion of the Shares being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these Shares that will be held by the Selling Shareholders upon termination of the offering are only estimates based on the assumption that each Selling Shareholder will sell all of his or her Shares being offered in this offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he or she provided the information regarding the Common Shares beneficially owned by them, all or some portion of the Common Shares beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer. The Company may require the Selling Shareholders to suspend the sales of the Shares being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

	Shares Owned by the Selling Shareholder		Total Shares Offered	Number of Shares to Be Owned by Selling Shareholder and Percent of Total Issued and Outstanding Shares After the Offering (2)
Name and Title of Selling Shareholder(1)	before the Offering(2)		in the Offering	# of Shares(3)	% of Class(3),(4)
Kyle Floyd, Chief Executive Officer & Chairman	3,064,927		1,755,822	1,309,105	2.6%
Rob Sckalor, Director	4,907,089	(5)	61,289	4,845,800	9.9%

(1)	Other than the principal position with the Company indicated below each Selling Shareholder’s name, no Selling Shareholder has had any position, office or other material relationship with the Company or any of its affiliates within the past three years.

(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to Common Shares. Common Shares subject to options or Common Shares to be issued upon vesting of restricted share units or performance share units within 60 days are counted as outstanding for computing the percentage of the person holding such options, restricted share units or performance share units but are not counted as outstanding for computing the percentage of any other person. Unless otherwise stated, each Selling Shareholder has sole voting and sole investment power with respect to the Shares disclosed in this table.

(3)	We have assumed that the Selling Shareholders will sell all of the Shares being offered in this offering but this does not necessarily represent a commitment by any of the Selling Shareholders to sell any or all such Shares.

(4)	Based on 48,796,446 Common Shares issued and outstanding as of September 30, 2023. Common Shares being offered pursuant to this reoffer prospectus by a Selling Shareholder are counted as outstanding for computing the percentage of that particular Selling Shareholder but are not counted as outstanding for computing the percentage of any other person.

(5)

Includes (i) 828,421 Common Shares owned of record by CIUSVI, LLC and which may be deemed beneficially owned by Mr. Sckalor (Mr. Sckalor is one of two managers of CIUSVI, LLC and can only vote or dispose of 50% of Common Shares held by CIUSVI, LLC), (ii) 1,627,486 Common Shares owned of record by Rufus Dufus, LLC and which may be deemed beneficially owned by Mr. Sckalor due to his position as sole manager of Rufus Dufus, LLC, (iii) 2,389,893 Common Shares held by CIUSVI, LLC 401(k) Plan (Mr. Sckalor is one of three trustees of CIUSVI 401k Plan; voting power and dispositive power with respect to the Common Shares are vested in the majority vote of the trustees) and (iv) 61,289 Common Shares owned directly by Mr. Sckalor.

PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, sell all or any portion of the Shares on any market upon which our Common Shares may be listed or quoted (currently Nasdaq and the TSX), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The Shares being offered for resale pursuant to this reoffer prospectus may be sold by the Selling Shareholders by one or more of the following methods, without limitation:

1.	block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the applicable exchange;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.	a combination of any aforementioned methods of sale; and

10.	any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a Selling Shareholder or, if any of the broker-dealers act as an agent for the purchaser of such Shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of the Shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder if such broker-dealer is unable to sell the Shares on behalf of the Selling Shareholder. Broker-dealers who acquire the Shares as principal may thereafter resell the Shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the Shares commissions as described above.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Shareholders may pledge Shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling Shareholder, his or her broker may offer and sell the pledged Shares from time to time. Upon a sale of the Shares, the Company believes that the Selling Shareholders will satisfy the prospectus delivery requirements under the Securities Act. The Company intends to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event any of the Selling Shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to the Registration Statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of Shares involved, the price at which the Shares are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

The Company and the Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a Selling Shareholder is a distribution participant and the Company, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Common Shares.

All expenses for this reoffer prospectus and related Registration Statement, including legal, accounting, printing and mailing fees are and will be borne by the Company. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the Shares will be borne by the Selling Shareholders, the purchasers participating in such transaction, or both.

Any Shares being offered pursuant to this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Under the Exchange Act, any person engaged in a distribution of the Shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our Common Shares during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the Shares by the Selling Shareholders.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for the Company by McCarthy Tétrault LLP.

EXPERTS

The consolidated financial statements of Vox Royalty Corp. appearing in our Annual Report on Form 40-F for the fiscal year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this reoffer prospectus contain important information that you should read about us.

We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

●	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;

●	The Company’s Current Reports on Form 6-K filed on January 20, 2023, April 4, 2023, April 19, 2023 (two reports), May 11, 2023, May 25, 2023, June 9, 2023, June 12, 2023, June 13, 2023 (two reports), June 16, 2023, July 11, 2023, August 11, 2023, September 12, 2023, October 19, 2023, October 26, 2023 and November 8, 2023; and

●	The description of the Common Shares contained in its Registration Statement No. 333-268011 on Form F-10/A, as filed with the SEC on January 23, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or 8-K that we file pursuant to the Exchange Act, prior to the termination of this offering, are hereby incorporated by reference into this reoffer prospectus. Also, we may incorporate by reference reports on Form 6-K that we furnish subsequent to the date of this reoffer prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this reoffer prospectus. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the Exchange Act and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada (MJDS), these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this reoffer prospectus. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval website maintained by the Canadian Securities Administrators at www.sedar.com.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this reoffer prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this reoffer prospectus incorporates. Requests for documents should be directed to Corporate Secretary of Vox Royalty Corp. at 66 Wellington Street West, Suite 5300, TD Bank Tower Box 48, Toronto, Ontario, Canada M5K 1E6 or by telephone to (345) 815-3939.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

●	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;

●	The Company’s Current Reports on Form 6-K filed on January 20, 2023, April 4, 2023, April 19, 2023 (two reports), May 11, 2023, May 25, 2023, June 9, 2023, June 12, 2023, June 13, 2023 (two reports), June 16, 2023, July 11, 2023, August 11, 2023, September 12, 2023, October 19, 2023, October 26, 2023 and November 8, 2023; and

●	The description of the Common Shares contained in its Registration Statement No. 333-268011 on Form F-10/A, as filed with the SEC on January 23, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Notwithstanding the foregoing, information in any such reports or documents that is furnished (rather than filed), including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company is a corporation amalgamated under the laws of the province of Ontario.

Under the OBCA, the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Company’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Company shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Company may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Company or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Company or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Company provide that, subject to the OBCA, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Company shall also indemnify the person referred to above in all such matters, actions, proceedings and circumstances as may be permitted by the OBCA or the law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Number	Exhibit
4.1	Vox Royalty Corp. 2023 Omnibus Long-Term Incentive Plan.
4.2	Vox Royalty Corp. 2020 Omnibus Long-Term Incentive Plan.
4.3	Articles of Continuance filed July 15, 2021 (filed as Exhibit 99.61 to the Company’s Registration Statement on Form 40-F filed on June 27, 2022 with the SEC and incorporated herein by reference).
4.4	By-Law No. 1 filed July 15, 2021 (filed as Exhibit 99.60 to the Company’s Registration Statement on Form 40-F filed on June 27, 2022 with the SEC and incorporated herein by reference).
5.1	Opinion of McCarthy Tétrault LLP.
23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada on this 9th day of November, 2023.

Vox Royalty Corp.

By:	/s/ Kyle Floyd
Kyle Floyd
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kyle Floyd and Pascal Attard his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kyle Floyd	Chief Executive Officer and Chairman	November 9, 2023
Kyle Floyd	(Principal Executive Officer)

/s/ Pascal Attard	Chief Financial Officer and Director	November 9, 2023
Pascal Attard	(Principal Financial and Accounting Officer)

/s/ Rob Sckalor	Director	November 9, 2023
Rob Sckalor

/s/ Alastair W. McIntyre	Director	November 9, 2023
Alastair W. McIntyre

/s/ Donovan Pollitt	Director	November 9, 2023
Donovan Pollitt

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Vox Royalty Corp. in the United States on November 9, 2023.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.